UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

(Exact Name of Registrant as Specified in Charter)

001-11302

(Commission

File Number)

OHIO	34-6542451
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of Principal Executive Offices)

(216) 689-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

KeyCorp (the “Corporation”) announced today that effective as of April 26, 2012 (the “Effective Time”) the Corporation has received valid consents (that have not been properly revoked) from the holders of record as of April 10, 2012 of a majority in liquidation amount of the outstanding 5.70% trust preferred securities (the “Trust Preferred Securities”) issued by KeyCorp Capital VII to terminate the Corporation’s Replacement Capital Covenant, dated as of February 27, 2008, as amended by the Supplement thereto, dated as of March 3, 2008, and Amendment No. 2 thereto, dated as of February 24, 2011 (as supplemented and amended, the “Replacement Capital Covenant”), as part of the Corporation’s previously announced consent solicitation. As a result, the Replacement Capital Covenant terminated in accordance with its terms as of the Effective Time with respect to all holders of the Trust Preferred Securities, including non-consenting holders and all subsequent holders of the Trust Preferred Securities. A copy of the termination is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Termination of Replacement Capital Covenant, dated as of April 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYCORP
(Registrant)

By:	/s/ Jeffrey B. Weeden
Jeffrey B. Weeden
Chief Financial Officer

Date: April 27, 2012